EXHIBIT 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


As independent certified public accountants, we hereby consent to the incorporation by reference in this Form 10-K of our report dated March 13, 2002 included in Registration Statement File Numbers 333-21173, 333-38219, 333-57855, 333-68209, 333-14659, 333-48380, 333-45098 and 333-64262.

Arthur Andersen LLP
Miami, Florida,
March 29, 2002.